Exhibit 32.1

Certification

Pursuant to Rule 13a-14 (b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350 (a) and (b))

I, James Cowan, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

1.	the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2012 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2012	/s/ James Cowan
James Cowan, President and Chief Executive Officer

I, Dale C. Davies, Senior Vice President, and Chief Financial Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

1.	the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2012 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2012	/s/ Dale C. Davies
Dale C. Davies, Senior Vice President, Chief Financial Officer and Treasurer

A signed original of these written statements required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.